================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1

                                       TO

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      AMENDING REPORT FILED APRIL 9, 1997
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 26, 1997

                            ------------------------

                     VERSANT OBJECT TECHNOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                       0-28540                      94-3079392
 (STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)           (I.R.S. EMPLOYER
      OF INCORPORATION OR                                           IDENTIFICATION NO.)
         ORGANIZATION)

                                1380 WILLOW ROAD
                              MENLO PARK, CA 94025
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                 (415) 329-7500
                        (REGISTRANT'S TELEPHONE NUMBER)

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Versant Object Technology Corporation ("Company") initially reported on Form 8-K dated April 9, 1997 (filed April 10, 1997) that the Company and Versant Object Technology GmbH ("Versant Europe") had entered into an agreement whereby Versant Europe was to become a wholly-owned subsidiary of the Company (the "Acquisition"). The Acquisition was completed on March 26, 1997.

     The purpose of this amendment is to amend Items 7(a) and 7(b) in order to provide the required financial statements and pro forma financial information for the Acquistion.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements as of December 31, 1996 and 1995 together with Auditors' Report.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Versant Object Technology GmbH:

     We have audited the accompanying consolidated balance sheets of Versant Object Technology GmbH, Grasbrunn/Germany (hereafter also referred to as the "Company") and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity (deficit) and cash flows for the six month period from inception (July 1995) to December 31, 1995 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Versant Object Technology GmbH and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the six month period from inception (July
1995) to December 31, 1995 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                     ARTHUR ANDERSEN
                                             Wirtschaftsprufungsgesellschaft
                                             Steuerberatungsgesellschaft mbH

Munich, Germany
March 26, 1997

                VERSANT OBJECT TECHNOLOGY GMBH AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                     DEC. 31, 1996    DEC. 31, 1995
                                                                          US               US
                                                                        DOLLARS          DOLLARS
                                                                     -------------    -------------
  CURRENT ASSETS
  Cash.............................................................   $     24,782      $  92,446
  Accounts Receivable -- Trade.....................................        288,908        154,815
  Other Current Assets.............................................         15,802            587
  Deferred cost....................................................      1,400,000             --
  Prepaid Expenses.................................................         30,918          6,054
                                                                       -----------      ---------
                                                                         1,760,410        253,902
                                                                       -----------      ---------
FIXED ASSETS
  Fixed Assets.....................................................        108,802         49,643
  Less Accumulated Depreciation....................................         (6,604)        (3,833)
                                                                       -----------      ---------
                                                                           102,199         45,810
                                                                       -----------      ---------
TOTAL ASSETS.......................................................   $  1,862,609      $ 299,712
                                                                       ===========      =========

                          LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts Payable.................................................   $    637,691      $ 187,184
  Accrued Liabilities..............................................        308,050         22,373
  Deferred Revenue.................................................         60,297             --
  Short Term Bank Borrowings.......................................        690,488             --
                                                                       -----------      ---------
                                                                         1,696,526        209,557
                                                                       -----------      ---------
LONG TERM LIABILITIES
  Shareholder Loan.................................................      1,819,411             --
                                                                       -----------      ---------
TOTAL LIABILITIES..................................................      3,515,937        209,557
                                                                       -----------      ---------
STOCKHOLDER'S EQUITY (DEFICIT)
  Capital..........................................................        195,326        195,326
  Translation adjustment...........................................         95,105             21
  Accumulated Deficit..............................................     (1,943,759)      (105,192)
                                                                       -----------      ---------
                                                                        (1,653,328)        90,155
                                                                       -----------      ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)...............   $  1,862,609      $ 299,712
                                                                       ===========      =========

   The accompanying notes are an integral part of these financial statements.

                VERSANT OBJECT TECHNOLOGY GMBH AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   SIX MONTH PERIOD
                                                                YEAR ENDED         FROM INCEPTION TO
                                                             DECEMBER 31, 1996     DECEMBER 31, 1995
                                                                US DOLLARS            US DOLLARS
                                                             -----------------     -----------------
REVENUE
  Licenses.................................................     $ 1,046,493            $ 513,366
  Services.................................................         288,012               53,701
  Other....................................................          81,394                8,429
                                                                -----------            ---------
                                                                  1,415,899              575,496
                                                                -----------            ---------
COST OF REVENUE
  Licenses.................................................         425,139              358,258
  Services.................................................          33,215               29,838
  Other....................................................          47,613                  461
                                                                -----------            ---------
                                                                    505,967              388,557
                                                                -----------            ---------
GROSS PROFIT...............................................         909,932              186,939
                                                                -----------            ---------
OPERATING EXPENSES
  General, Selling & Administrative........................       2,729,287              292,223
                                                                -----------            ---------
LOSS FROM OPERATIONS.......................................      (1,819,355)            (105,284)
  Interest income and other................................          19,212                   93
                                                                -----------            ---------
NET LOSS...................................................     $(1,838,567)           $(105,192)
                                                                ===========            =========

   The accompanying notes are an integral part of these financial statements.

                VERSANT OBJECT TECHNOLOGY GMBH AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                 FOR PERIOD FROM INCEPTION TO DECEMBER 31, 1996

                                                     TRANSLATION  ACCUMULATED          TOTAL
                                         CAPITAL     ADJUSTMENT     DEFICIT     STOCKHOLDER'S EQUITY
                                        US DOLLARS   US DOLLARS   US DOLLARS         US DOLLARS
                                        ----------   ----------   -----------   --------------------
Balance, July 19, 1995
  (Date of Inception).................   $     --     $     --    $   34,880        $         --
Net Loss..............................         --           --      (105,192)           (105,192)
Sale of Capital Stock.................    195,326           --            --             195,326
Foreign currency translation..........         --           21            --                  21
                                         --------      -------    -----------        -----------
Balance, December 31, 1995............    195,326           21      (105,192)             90,155
Net Loss..............................         --           --    (1,838,567)         (1,838,567)
Foreign currency translation..........         --       95,087            --              95,087
                                         --------      -------    -----------        -----------
Balance, December 31, 1996............   $195,326     $ 95,105    $(1,943,759)      $ (1,653,328)
                                         ========      =======    ===========        ===========

   The accompanying notes are an integral part of these financial statements.

                VERSANT OBJECT TECHNOLOGY GMBH AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   SIX MONTH PERIOD
                                                                YEAR ENDED         FROM INCEPTION TO
                                                             DECEMBER 31, 1996     DECEMBER 31, 1995
                                                                US DOLLARS            US DOLLARS
                                                             -----------------     -----------------
Cash Flow From Operating Activities
  Net Loss.................................................     $(1,838,567)           $(105,192)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and Amortization.........................           2,771                3,833
     Changes in current assets and liabilities
       Accounts receivable.................................        (134,093)            (154,815)
       Deferred cost.......................................      (1,400,000)                  --
       Other assets and prepaid expenses...................         (40,064)              (6,656)
       Accounts Payable....................................         450,507              187,184
       Accrued liabilities.................................         285,677               22,373
       Deferred revenue....................................          60,297                   --
                                                                -----------            ---------
     Net cash used in operations...........................      (2,613,472)             (53,273)
                                                                -----------            ---------
Cash flows from investing activities
  Purchases of property and equipment......................         (59,159)             (49,643)
                                                                -----------            ---------
     Net cash used in investing activities.................         (59,159)             (49,643)
                                                                -----------            ---------
Cash flows from financing activities
  Net proceeds from issuance of capital stock..............              --              195,326
  Borrowings on line of credit.............................         690,488                   --
  Borrowings from stockholder..............................       1,819,411                   --
                                                                -----------            ---------
     Net cash provided by financing activities.............       2,509,899              195,326
                                                                -----------            ---------
Effect of exchange rate changes............................          95,068                   36
                                                                -----------            ---------
Net increase (decrease) in cash and cash equivalent........         (67,664)              92,446
Cash and cash equivalents, beginning of year...............          92,446                   --
                                                                -----------            ---------
Cash and cash equivalents, end of year.....................     $    24,782            $  92,446
                                                                ===========            =========

   The accompanying notes are an integral part of these financial statements.

                VERSANT OBJECT TECHNOLOGY GMBH AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

 1. ORGANIZATION AND OPERATIONS

     Versant Object Technology GmbH (the "Company") was incorporated in Germany in July 1995 by Isar-Vermogensverwaltung GbR mit beschrankter Haftung, Munich/Germany, a private German partnership. The Company operates in a single industry segment and is involved in marketing and support of high performance object database management software systems.

     To date, the Company's revenues have been derived entirely from the sublicensing of software products owned by Versant Object Technology Corporation ("Versant USA"), an independent company located in the United States, and services associated with such products.

     The Company is subject to the risks associated with other companies in a comparable stage of development. These risks include, but are not limited to, fluctuations in operating results, seasonality, a lengthy sales cycle, dependance on the acceptance of object database technology, competition, product concentration and other factors.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a. Principles of Consolidation

     The consolidated financial statements include the accounts of Versant Object Technology GmbH, Munich/Germany, Versant Object Technology LTD, London/United Kingdom, and Versant Object Technology SARL, Sevres Cedex/France. The companies are affiliated with one another by common ownership. All significant intercompany balances and transactions have been eliminated.

  b. Translation of Foreign Currency

     The financial statements of the companies are translated into US Dollars as follows: assets and liabilities at the prevailing year-end exchange rates; and income and expenses at the average exchange rate during the year. Adjustments from translation gains and losses are not included in determining net loss but are accumulated and reported as a separate component of stockholder's equity (translation adjustment). Actual gains and losses from transactions denominated in foreign currencies are included in net loss.

  c. Revenue Recognition

     Revenue is recognized in accordance with Statement of Position 91-1, Software Revenue Recognition.

     Revenue from perpetual software license agreements is recognized as revenue upon shipment of the software if no significant vendor obligations remain, payments are due within the Company's normal payment terms and collection of the resulting receivable is probable. In instances where a significant vendor obligation exists, revenue recognition is delayed until such obligation is satisfied. If an acceptance period is required, revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period.

     Maintenance revenue is recognized ratably over the term of the maintenance contract. Consulting and training revenue is recognized when a customer's purchase order is received and the services are performed.

     Cost of license and service revenue consists principally of product royalties, royalty obligations and reserves for estimated bad debts.

  d. Depreciation and Amortization

     Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets of two to ten years.

                VERSANT OBJECT TECHNOLOGY GMBH AND SUBSIDIARIES

                               DECEMBER 31, 1996

  e. Concentration of Credit Risk

     Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of accounts receivable and short-term investments. Credit is extended based on an evaluation of the customer's financial condition. Generally, collateral is not required. As of December 31, 1996, 75% of the accounts receivable were concentrated on three large, well established customers. The Company provides reserves for credit losses and such losses have been insignificant to date.

  f. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  g. Recently Issued Accounting Standard

     SFAS No. 121, Accounting for the Impairment of Long-Lived Assets to Be Disposed Of, which was required to be adopted by the Company in 1996, did not have a material effect on the Company's financial position or its results of operations upon adoption.

 3. DEFERRED COST

     The Company entered into an exclusive software distribution agreement with Versant USA, whereby the Company will act as the sole distributor of Versant USA licenses to a project of a potential European customer. The Company purchased an unlimited right to sublicense Versant USA product to that customer. The authorization to provide this unlimited sublicense expires on December 31, 1998. Under the terms of this agreement the Company paid US$1.4 million in October 1996 to Versant USA. This amount has been recorded as deferred cost in the accompanying consolidated balance sheet and will be recognized as a cost of licenses in the period or periods in which the related licenses are recognized as revenue from the end user.

 4. SHAREHOLDER LOAN

     The shareholder of Versant Object Technology GmbH granted a US$1,819,411 loan to the company during 1996. The loan is unsecured, due on demand and non-interest bearing and consequently no interest has been paid to the shareholder in 1996.

 5. COMMITMENTS AND CAPITAL LEASE OBLIGATIONS

     The Company rents its corporate facilities in Munich, London and Paris. The rental terms provide for certain increases in rental payments during the term. Rental expense under these agreements is recognized on a straightline basis.

     The annual rent expenses are approximately US$40,000 a year. Aggregate future obligations under this agreement are not material.

 6. LINE OF CREDIT

     The Company has a credit agreement with a German bank which provides for borrowings up to approximately US$0.72 million. Borrowings up to US$0.5 million bear interest at a rate of 5.5%. Additional borrowings bear interest at 8.2%.

                VERSANT OBJECT TECHNOLOGY GMBH AND SUBSIDIARIES

                               DECEMBER 31, 1996

     The borrowings are due on demand. They are secured by personal guarantees of two partners of the stockholder of the Company (US$0.59 million) and by cash (US$0.13 million) of the stockholder of the Company, which has been mortgaged to the bank.

     The Company was in compliance with its loan covenants at December 31, 1996.

 8. INCOME TAXES

     The Company accounts for income taxes pursuant to the provisions of SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to accounting for income taxes. The Company incurred net operating losses in 1995 and 1996 and consequently paid no federal or state taxes based on income. Due to the lack of profitability to date, the Company has recorded a valuation allowance against its entire deferred tax asset as of December 31, 1996 and 1995.

     Net operating losses amount to approximately US$2.0 million as of December 31, 1996. They can be used to offset future taxable income, however such amounts may be limited due to the "change in ownership" provisions of the Internal Revenue Code of 1986.

 9. SUBSEQUENT EVENTS

     On March 25, 1997, 100% of the shares of the company were acquired by Versant USA in exchange for US$2.0 million in cash and 167,545 shares of Versant common stock valued at US$9.75 per share prior to valuation adjustment.

10. SIGNIFICANT CUSTOMERS

     The customers of the Company are mainly located in Europe. The Company had sales to major customers as follows:

                                                                    % OF TOTAL
                                                                      REVENUE
                                                                 -----------------
                                                                 1995         1996
                                                                 ----         ----
            Customer A.........................................     *          34%
            Customer B.........................................     *          10%
            Customer C.........................................     *          10%
            Customer D.........................................   60%            *
            Customer E.........................................   12%            *

---------------

* less than 10%

(b) Pro forma Combined Condensed Financial Statements.

                     VERSANT OBJECT TECHNOLOGY CORPORATION
                       AND VERSANT OBJECT TECHNOLOGY GMBH

                          PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

     In March 1997, Versant Object Technology Corporation (the "Company" or "Versant") completed the acquisition of Versant Object Technology GmbH., an independently owned distributor of the Company's products in Europe ("Versant Europe"). The acquisition of Versant Europe has been accounted for as a purchase.

     The accompanying unaudited pro forma combined condensed statement of operations for the fiscal year ended December 31, 1996 assumes that the acquisition took place as of the beginning of fiscal 1996, and combines the Company's and Versant Europe's statement of operations for each company's respective fiscal year ended December 31, 1996. The unaudited pro forma combined condensed balance sheet has been prepared as if the acquisition was consummated as of December 31, 1996.

     The purchase price allocation reflected in the accompanying pro forma combined condensed financial statements has been prepared on an estimated basis. The effects resulting from any differences in the final allocation of the purchase price are not expected to have a material effect on the Company's financial statements.

     The method of combining historical financial statements for the preparation of the pro forma combined condensed financial statements is for presentation only. Actual statements of income of the companies will be combined.

     The accompanying pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes thereto for both the Company and Versant Europe.

                   VERSANT OBJECT TECHNOLOGY CORPORATION AND
                         VERSANT OBJECT TECHNOLOGY GMBH

                  PRO FORMA COMBINED CONDENSED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

                                     ASSETS

                                                                   DECEMBER 31, 1996
                                              -----------------------------------------------------------
                                              HISTORICAL       HISTORICAL        PRO FORMA      PRO FORMA
                                               VERSANT       VERSANT EUROPE     ADJUSTMENTS     COMBINED
                                              ----------     --------------     -----------     ---------
CURRENT ASSETS
  Cash and cash equivalents.................   $  5,267              25            (2,000)(a)    $ 3,292
  Short term investments....................     14,716              --                           14,716
  Accounts receivable, net of allowance for
     doubtful accounts......................      4,747             289              (395)(b)      4,641
  Other current assets......................        198              47                              245
  Deferred cost.............................         --           1,400                            1,400
                                                -------          ------                          -------
          Total current assets..............     24,928           1,761                           24,294
  Property and equipment, net...............        675             102                              777
  Other assets..............................         85              --                               85
  Excess of cost of investment over fair
     value of net assets acquired, net......         --              --             3,336(a)       3,336
                                                -------          ------                          -------
                                                 25,688           1,863                           28,492
                                                =======          ======                          =======
                                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Current portion of capitalized lease
     obligations............................        226              --                              226
  Short term loan...........................         --             690                              690
  Accounts payable..........................        475             638              (395)(b)        718
  Accrued liabilities.......................      2,374             369               358(a)       3,101
  Deferred revenue..........................      2,811              --                            2,811
  Accrued income taxes......................        115              --                              115
                                                -------          ------                          -------
          Total current liabilities.........      6,001           1,697                            7,661
Long-term liabilities, net of current
  portion
  Capitalized lease obligations.............        413              --                              413
  Shareholder loan..........................         --           1,819            (1,819)(a)         --
                                                -------          ------                          -------
          Total long-term liabilities.......        413           1,819                              413
     Common stock...........................     40,889             195               949(a)      42,033
     Accumulated deficit....................    (21,615)         (1,943)            1,943(a)     (21,615)
     Intercompany translation adjustment....         --              95               (95)(a)         --
                                                -------          ------                          -------
          Total shareholders' equity........     19,274          (1,653)                          20,418
                                                -------          ------                          -------
                                               $ 25,688           1,863                          $28,492
                                                =======          ======                          =======

              The accompanying notes are an integral part of these

                   VERSANT OBJECT TECHNOLOGY CORPORATION AND
                         VERSANT OBJECT TECHNOLOGY GMBH

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                            YEAR ENDED DECEMBER 31, 1996
                                             -----------------------------------------------------------
                                             HISTORICAL    HISTORICAL        PRO FORMA       PRO FORMA
                                             VERSANT     VERSANT EUROPE     ADJUSTMENTS     CONSOLIDATED
                                             -------     --------------     -----------     ------------
REVENUE:
  License..................................  $12,202        $  1,046          $(1,770)(c)     $ 11,478
  Services.................................    6,191             370               --            6,561
                                             -------         -------                           -------
          Total revenue....................   18,393           1,416                            18,039
                                             -------         -------                           -------
COST OF REVENUE:
  License..................................    1,144             425             (425)(d)        1,144
  Services.................................    2,987              81             ( 81)(d)        2,987
                                             -------         -------                           -------
          Total cost of revenue............    4,131             506                             4,131
                                             -------         -------                           -------
GROSS PROFIT...............................   14,262             910                            13,908
                                             -------         -------                           -------
OPERATING EXPENSES:
  Sales, general and administrative........    9,828           2,729                            12,557
  Research and development.................    3,323              --                             3,223
  Amortization of excess of cost of
     investment over fair value of net
     assets acquired, net..................       --              --              441(e)           441
                                             -------         -------                           -------
          Total operating expenses.........   13,151           2,729                            16,221
                                             -------         -------                           -------
          Operating income (loss)..........    1,111          (1,819)                           (2,313)
INTEREST AND OTHER INCOME (EXPENSE), net...      429             (19)                              410
                                             -------         -------                           -------
INCOME (LOSS) BEFORE PROVISION FOR INCOME
  TAXES....................................    1,540          (1,838)                           (1,903)
PROVISION FOR INCOME TAXES.................      129              --             (126)(f)            3
                                             -------         -------                           -------
NET INCOME (LOSS)..........................  $ 1,411          (1,838)                         $ (1,906)
                                             -------         -------                           -------
NET INCOME (LOSS) PER SHARE................  $  0.18                                          $  (0.25)
                                             =======                                           =======
PRO FORMA WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES.................    7,781                                             7,586
                                             =======                                           =======

                   VERSANT OBJECT TECHNOLOGY CORPORATION AND
                         VERSANT OBJECT TECHNOLOGY GMBH

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1. PRO FORMA ADJUSTMENTS

     Certain pro forma adjustments have been made to the accompanying pro forma combined condensed financial statements as described below:

          a. Reflects the acquisition of Versant Europe for approximately $3.6 million ($2 million in cash and $1.6 million in common stock prior to a $490,000 valuation adjustment related to certain restictions of the trading of such shares) and the allocation of $3.3 million of the purchase price to goodwill. Also reflects conversion of Versant Europe's shareholder loan to equity prior to the acquisition by the Company.

          b. Eliminates intercompany receivables and payables.

          c. Reflects elimination of $1,770,000 of intercompany revenue from Versant Europe initially recorded as royalty and licensing revenue in the year ended December 31, 1996.

          d. Reflects elimination of intercompany cost of revenue.

          e. Reflects the amortization for 12 months of the excess of cost of investment over the fair value of net assets acquired of approximately $3.3 million, which will be amortized on a straight line basis over seven (7) years.

          f. Reflects the elimination of the Company's domestic income tax provision for fiscal 1996 due to the pro forma 1996 net loss.

NOTE 2. PURCHASE PRICE ALLOCATION

     In connection with the acquisition, the Company paid $3.6 million to the shareholder of Versant Europe consisting of $2.0 million in cash and 167,545 shares of common stock valued at $9.75 per share prior to valuation adjustment. The Company also accrued acquisition related costs of approximately $109,000.

     As a result of the purchase price allocation and other adjustments, the excess of the investment over the fair value of net assets acquired is $3.3 million which is being amortized on a straight-line basis over a period of 7 years. Management believes that the unamortized balance is recoverable through future operating results.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     VERSANT OBJECT TECHNOLOGY CORPORATION

June 2, 1997                         By /s/  GARY RHEA
                                           Gary Rhea
                                           Chief Financial Officer

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